UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2007

VIRGINIA SAVINGS BANCORP, INC.

(Exact name of registrant as specified in its charter)

Virginia	To be assigned	20-8947933
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Commerce Avenue

Front Royal, Virginia 22630

(Address of principal executive offices, including zip code)

Company’s telephone number, including area code: (540) 635-4137

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01.	Other Events.

Registration of Securities Under the Securities Exchange Act of 1934

On November 30, 2007, Virginia Savings Bancorp, Inc., a Virginia corporation (the “Company”), became the holding company for Virginia Savings Bank, F.S.B., a federally chartered savings bank (the “Bank”), pursuant to an Agreement and Plan of Reorganization, dated as of April 19, 2007 and amended and restated (the “Agreement”), by and among the Bank, the Company and VSB Interim Federal Savings Bank (“Interim”). Pursuant to the Agreement, the Company was organized as a wholly owned subsidiary of the Bank, Interim was organized as a wholly owned subsidiary of the Company and Interim merged with and into the Bank, with the Bank as the surviving institution (the “Merger”). Upon the Merger, (a) the outstanding shares of common stock, par value $1.00 per share, of the Bank became, by operation of law, on a one-for-one basis, common stock, par value $1.00 per share, of the Company, (b) the common stock of Interim held by the Company was converted into common stock of the Bank and (c) the common stock of the Company held by the Bank was canceled (the “Reorganization”). Accordingly, the Bank became a wholly owned subsidiary of the Company and the stockholders of the Bank became stockholders of the Company. No stockholders of the Bank exercised dissenters’ rights of appraisal in connection with the Reorganization, and no additional shares of the Company’s common stock were offered or sold in connection with the Reorganization.

As a result of the Reorganization, the Company became the successor issuer to the Bank pursuant to Rule 12g-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Prior to the Reorganization, the Bank was subject to the informational reporting requirements of the Exchange Act and, in accordance with Section 12(i) thereof, was required to file reports, proxy statements and other information with the Office of Thrift Supervision (the “OTS”). Such information filed by the Bank with the OTS may be inspected and copied at the public reference facilities maintained by the OTS in Washington, D.C. at its Information Services Division, 1700 G Street, N.W., Washington, D.C. 20552. The last report the Bank filed with the OTS was its Quarterly Report on Form 10-QSB for the period ended September 30, 2007.

This Form 8-K is being filed by the Company as the initial report of the Company to the Securities and Exchange Commission (the “Commission”) and as notice that the Company is the successor issuer to the Bank under Rule 12g-3 promulgated under the Exchange Act. As a result, the Company’s common stock is deemed to be registered under Section 12(g) of the Exchange Act, and the Company is thereby subject to the informational reporting requirements of the Exchange Act, and the rules and regulations promulgated thereunder, and in accordance therewith will file reports, proxy statements and other information with the Commission. The first periodic report to be filed by the Company with the Commission will be its Annual Report on Form 10-KSB for the year ended December 31, 2007.

Description of Capital Stock

The following summary description of the capital stock of the Company is qualified in its entirety by reference to applicable provisions of Virginia law and the Company’s Articles of Incorporation, as amended (the “Articles”), and Bylaws, as amended (the “Bylaws”), which are attached as exhibits to this report and incorporated by reference into this Item 8.01.

General

The Articles authorize the issuance of 5,000,000 shares of common stock, par value $1.00 per share, and 500,000 shares of preferred stock, par value $10.00 per share. On November 30, 2007, the effective date of the Reorganization, there were 1,899,984 shares of the Company’s common stock issued and outstanding and no shares of the Company’s preferred stock outstanding. All of the Company’s issued and outstanding shares are fully paid and non-assessable.

Common Stock

Voting Rights. Under the Virginia Stock Corporation Act (the “Virginia SCA”) and the Company’s Articles, each holder of common stock is entitled to one vote for each share held on all matters submitted to a vote of stockholders. The holders of shares of common stock do not possess cumulative voting rights in the election of directors. Any issuance by the Company of preferred stock with voting rights may affect the voting rights of the holders of common stock.

Dividends. Holders of Company common stock will be entitled to receive and share equally in such dividends as the board of directors of the Company may declare out of funds legally available for such payments. If the Company issues preferred stock, holders of such stock may have a priority over holders of common stock with respect to the payment of dividends. The Company’s ability to pay dividends is limited by restrictions imposed by the Virginia SCA on Virginia corporations. In general, dividends paid by a Virginia corporation may be paid only if, after giving effect to the distribution, (i) the corporation is still able to pay its debts as they become due in the usual course of business, or (ii) the corporation’s total assets are greater than or equal to the sum of its total liabilities plus (unless the corporation’s articles of incorporation permit otherwise) the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights, upon the dissolution, of shareholders whose preferential rights are superior to those receiving the distribution. In addition, applicable regulations of the OTS will limit the Company’s ability to pay dividends.

Liquidation or Dissolution. In the event of a liquidation or dissolution of the Company, holders of Company common stock will be entitled to receive, after payment or provision for payment of all debts and liabilities of the Company, all assets of the Company available for distribution. If the Company issues preferred stock, holders of such stock may have a senior interest over holders of common stock in such a distribution.

No Preemptive Rights. Holders of shares of Company common stock do not have preemptive rights to subscribe for additional shares of Company securities.

Preferred Stock

The Articles permit the Company to issue up to 500,000 shares of preferred stock in one or more series. The Company’s board of directors is authorized to fix the number and designation of shares, rate of dividends, redemption terms (including purchase and sinking fund provisions), conversion rights, liquidation amounts, voting rights, and any other lawful rights, preferences and limitations of each such series. Preferred stock issued by the Company may rank prior to Company common stock as to dividend rights, liquidation preferences, or both, may have full or limited voting rights (including multiple voting rights and voting rights as a class), and may be convertible into shares of Company common stock.

Virginia Anti-takeover Statutes

The Virginia SCA contains two anti-takeover statutes, the Affiliated Transactions Statute and the Control Share Acquisitions Statute. These statutes are summarized below.

Affiliated Transactions. The Virginia SCA contains provisions governing “affiliated transactions.” These include various transactions such as mergers, share exchanges, sales, leases, or other dispositions of material assets, issuances of securities, dissolutions, and similar transactions with an “interested shareholder.” An interested shareholder is generally the beneficial owner of more than 10% of any class of a corporation’s outstanding voting shares. During the three years following the date a shareholder becomes an interested shareholder, any affiliated transaction with the interested shareholder must be approved by both a majority of the “disinterested directors” (those directors who were directors before the interested shareholder became an interested shareholder or who were recommended for election by a majority of disinterested directors) and by the affirmative vote of the holders of two-thirds of the corporation’s voting shares other than shares beneficially owned by the interested shareholder. These requirements do not apply to affiliated transactions if, among other things, a majority of the disinterested directors approve the interested shareholder’s acquisition of voting shares making such a person an interested shareholder before such acquisition.

Beginning three years after the shareholder becomes an interested shareholder, the corporation may engage in an affiliated transaction with the interested shareholder if: (i) the transaction is approved by the holders of two-thirds of the corporation’s voting shares, other than shares beneficially owned by the interested shareholder; (ii) the affiliated transaction has been approved by a majority of the disinterested directors; or (iii) subject to certain additional requirements, in the affiliated transaction the holders of each class or series of voting shares will receive consideration meeting specified fair price and other requirements designed to ensure that all shareholders receive fair and equivalent consideration, regardless of when they tendered their shares.

Control Share Acquisitions Statute. Under the Virginia SCA’s control share acquisitions statute, voting rights of shares of stock of a Virginia corporation acquired by an acquiring person or other entity at ownership levels of 20%, 33 1/3%, and 50% of the outstanding shares may, under certain circumstances, be denied. The voting rights may be denied unless: (i) conferred by a special shareholder vote of a majority of the outstanding shares entitled to vote for directors, other than shares held by the acquiring person and officers and directors of the corporation; or (ii) among other exceptions, such acquisition of shares is made pursuant to a merger agreement with the corporation or the corporation’s articles of incorporation or bylaws permit the acquisition of such shares before the acquiring person’s acquisition thereof.

If authorized in the corporation’s articles of incorporation or bylaws, the statute also permits the corporation to redeem the acquired shares at the average per share price paid for them if the voting rights are not approved or if the acquiring person does not file a “control share acquisition statement” with the corporation within 60 days of the last acquisition of such shares. If voting rights are approved for control shares comprising more than 50% of the corporation’s outstanding stock, objecting shareholders may have the right to have their shares repurchased by the corporation for “fair value.”

The provisions of the Affiliated Transactions Statute and the Control Share Acquisition Statute are only applicable to public corporations that have more than 300 shareholders. Corporations may provide in their articles of incorporation or bylaws to opt-out of the Control Share Acquisitions Statute, however the Company has not done so.

Item 9.01	Financial Statements and Exhibits.

(d) The exhibits to this report are as follows:

Exhibit No.	Description
2.0	Agreement and Plan of Reorganization, dated as of April 19, 2007 and amended and restated, by and among Virginia Savings Bank, F.S.B., Virginia Savings Bancorp, Inc. and VSB Interim Federal Savings Bank.

3.1	Articles of Incorporation of Virginia Savings Bancorp, Inc., as amended.

3.2	Bylaws of Virginia Savings Bancorp, Inc., as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRGINIA SAVINGS BANCORP, INC.

By:	/s/ Noel F. Pilon
Noel F. Pilon
Senior Vice President and Chief Financial Officer

December 3, 2007

Exhibit Index

Exhibit No.	Description
2.0	Agreement and Plan of Reorganization, dated as of April 19, 2007 and amended and restated, by and among Virginia Savings Bank, F.S.B., Virginia Savings Bancorp, Inc. and VSB Interim Federal Savings Bank.

3.1	Articles of Incorporation of Virginia Savings Bancorp, Inc., as amended.

3.2	Bylaws of Virginia Savings Bancorp, Inc., as amended.